                                                              September 20, 2002



Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

     RE:      Nuveen Quality Preferred Income Fund 2
              ----------------------------------------

Ladies and Gentlemen:

     As special Massachusetts counsel for Nuveen Quality Preferred Income Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on August 22, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,


                                            /S/ BINGHAM McCUTCHEN LLP